Exhibit 99.1
FOR IMMEDIATE RELEASE

FB Financial Corporation Announces Closing of Public Offering of Common Stock by Selling Shareholder

June 10, 2021
NASHVILLE, Tenn.--(June 10, 2021)-- FB Financial Corporation (the “Company”) (NYSE:FBK) announced today the closing of the underwritten public offering (the “Secondary Offering”) in which Mr. James W. Ayers (the “Selling Shareholder”) sold a total of 2,500,000 shares of the Company’s common stock (the “Underwritten Shares”) share. Keefe, Bruyette & Woods, Inc., A Stifel Company, acted as the sole book-running manager for the Secondary Offering. The Company did not sell any stock in this transaction and did not receive any proceeds from the sale of the Underwritten Shares.
Mr. Ayers is currently the Vice Chairman of the Board of Directors of the Company. Upon completion of the Secondary Offering, Mr. Ayers owns approximately 23.5% of the Company’s outstanding common stock, including shares owned by Mr. Ayers indirectly through Ayers Asset Management, Inc.
The Secondary Offering was made pursuant a Registration Statement on Form S-3 (File No. 333-256861) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on June 7, 2021. The Secondary Offering was made only by means of the prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus related to the Secondary Offering may be obtained by contacting: Keefe, Bruyette & Woods, Inc., A Stifel Company, Equity Capital Markets, 787 Seventh Avenue, NY, NY 10019, or by telephone at (800) 966-1559. Investors may also obtain copies of these documents free of charge by visiting the SEC’s website at www.sec.gov.
NO OFFER OR SOLICITATION
This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock nor shall there be any sale of the shares of common stock in the Secondary Offering in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, North Alabama, Southern Kentucky and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.9 billion in total assets.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,”

FB FINANCIAL Corporation Announces Closing of Public Offering of Common Stock by Selling Shareholder

“expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions.
These forward-looking statements are not historical facts. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that the forward-looking statements will occur. Accordingly, the Company cautions readers of this press release that any such forward-looking statements are not guarantees of future performance or outcomes and are subject to various risks, assumptions and uncertainties. Because of these risks and other uncertainties, the outcome of matters that are the subject of forward-looking statements may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this press release. Readers of this press release should not unduly rely on any forward-looking statements, which represent the Company’s beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. The Company undertakes no obligation to update these forward-looking statements as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.
The Company qualifies all of its forward-looking statements by these cautionary statements.

Media Contact:	Financial Contact:
Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com

Source: FB Financial Corporation